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                        WISCONSIN ELECTRIC POWER COMPANY

                                 DEBT SECURITIES

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                              Dated the date set
                                                      forth in Schedule B hereto
                                                               ----------

To the Underwriters set forth
on Schedule A hereto
   ----------

Ladies and Gentlemen:

     Wisconsin Electric Power Company, a Wisconsin corporation (the "Company"), proposes to issue and sell to one or more underwriters (the "Underwriters") named in Schedule A to this underwriting agreement (this "Agreement") the aggregate principal amount of one or more new series of its debt securities (the "Securities") set forth in Schedule B hereto. The Securities will be issued under an indenture, dated as of December 1, 1995 (the "Indenture"), between the Company and U.S. Bank National Association (as successor to Firstar Trust Company), as Trustee (the "Trustee"), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Securities being determined at the time of sale.

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as their representative or representatives identified on Schedule B hereto (the "Representatives") deem advisable after this Agreement has been executed and delivered.

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (having the number(s) set forth on Schedule B hereto), which has become effective (including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant

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                                       -2-

     to Rule 430A under the 1933 Act), for the registration under the 1933 Act of the Securities and the Company's first mortgage bonds (the "First Mortgage Bonds"). Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with said Rule, and as amended at the date of this Agreement, including the exhibits thereto, is hereinafter called the "Registration Statement". The form of prospectus included in such Registration Statement is hereinafter called the "Basic Prospectus"; the form of prospectus supplement included in such Registration Statement, or, if the Company files with the Commission a subsequent prospectus supplement to be used in connection with the issuance and sale of the Securities under the Prospectus in accordance with Rule 424(b) under the 1933 Act, such subsequent prospectus supplement, is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus, as supplemented by the Prospectus Supplement, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) is hereinafter called the "Prospectus". Any preliminary form of the Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called the "Preliminary Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (ii) No Misstatements or Omissions. As of the date hereof, when the Prospectus is first filed or transmitted for filing pursuant to Rule 424(b) under the 1933 Act, when, prior to Closing Time (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission and at the Closing Time, (i) the Registration Statement, as then amended as of any such time, and the Prospectus, as then amended or supplemented as of such time, and the Indenture will comply in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the 1934 Act and the respective rules thereunder, (ii) the Registration Statement, when it became effective or as then amended as of such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not

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                                      - 3 -

     misleading and (iii) the Prospectus, as then amended or supplemented as of such time, did not or will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act of the trustee for the First Mortgage Bonds (the "First Mortgage Bonds Form T-1") and the Statement of Eligibility (Form T-1) under the 1939 Act of the Trustee with respect to the Securities (together with the First Mortgage Bonds Form T-1, the "Form T-1") or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement and the Prospectus.

          (iii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (iv) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (v) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

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          (vi) Description of the Securities and the Indenture. The Securities
     and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          (vii) Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments") except for such defaults as would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries, if any, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"); and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, Repayment Events or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment (through acceleration or otherwise) of all or a portion of such indebtedness by the Company.

          (viii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale


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     of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the rules and regulations of the Commission thereunder (the "1933 Act Regulations") or state securities laws and except for qualification of the Indenture under the 1939 Act.

          (ix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (x) Public Utility Holding Company Act. The Company is, and is a subsidiary of, an exempt public utility holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and as such is exempt from all of the provisions of that act except Section 9(a)(2) thereof.

          (xi) Independent Public Accountants. Each of the independent public accountants who have certified financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus are (or, in the case of Arthur Andersen LLP, were during the periods covered by their report incorporated by reference in the Prospectus through the date of such report) independent public accountants as required by the 1933 Act and the 1933 Act Regulations. Additionally, any statements required by the 1933 Act and the 1933 Act Regulations have been included or incorporated by reference in the Prospectus reflecting that the Company terminated its engagement with Arthur Andersen LLP and engaged Deloitte & Touche LLP, independent public accountants.

          (xii) State Regulatory Approvals. The Company has obtained all requisite approvals of the Public Service Commission of Wisconsin (the "PSCW") and the Michigan Public Service Commission (the "MPSC"), if any, for the execution and delivery of the Indenture and the issuance and sale by the Company of the Securities to the Underwriters under this Agreement.

          (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.


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     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price and with the terms set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the location specified on Schedule B hereto, or at such other place as shall be agreed upon by the Representatives and the Company at the Closing Time specified on Schedule B hereto (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available or next day funds as set forth in Schedule B to a bank account(s) designated by the Company against delivery to or for the account of the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.

     (c) Denominations; Registration. Certificates for the Securities shall be in such principal amounts and registered in such names as the Representatives may request in writing at least one full business day before Closing Time. The certificates for the Securities will be made available for examination by the Representatives not later than 10:00 A.M. (Eastern Time) on the business day prior to Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) within the time prescribed under Rule 424(b) or Rule 430(A)(3) as the case may be and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the

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     Commission, (iii) of any request by the Commission for any amendment to the
     Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) (or Rule 430(A)(3), as the case may be) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. At any time when a prospectus is required to be delivered in connection with sales of Securities under the 1933 Act, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, two reproduced copies of an original signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and one reproduced copy of an original signed copy of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") except to the extent permitted by Regulation S-T under the 1933 Act.

          (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of any Preliminary Prospectus relating to the

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     Securities as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue

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     such qualification in effect for a period of not less than one year from the date of this Agreement.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (i) Listing. The Company will use its best efforts to effect the listing of the Securities on any such stock exchange or exchanges as are set forth in Schedule B hereto.

          (j) Restriction on Sale of Securities. Until the business day following Closing Time, the Company will not, without the prior written consent of the Representatives, sell or contract to sell or announce the offering of any debt securities of the Company with characteristics and terms similar to those of the Securities.

          (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 4. Payment of Expenses.

          (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits and the Form T-1) as originally filed and of each amendment thereto, (ii) the preparation, printing, reproduction and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, reproduction and delivery to the Underwriters of any blue sky or


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legal investment survey, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities and (ix) the fees and expenses incurred in connection with the listing, if applicable, of the Securities on any such exchange or exchanges as are listed on Schedule B hereto.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof; and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

          (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Quarles & Brady LLP, counsel for the Company, to the effect set forth in Exhibit A-1 hereto and (ii) Sally R. Bentley, Esq., or
     A. William Finke, Esq., counsel for the Company, to the effect set forth in Exhibit A-2 hereto, each in form and substance satisfactory to the Representatives and to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters and to such further effect as the Representatives and to counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Wisconsin and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Trustee and public officials. Such counsel may also state that, inso-

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                                     - 11 -

     far as such opinion involves matters of Michigan law relating to the authority to do business and the regulatory approval for the Securities in Michigan, they have relied upon the opinion of Loomis, Ewert, Parsley, Davis & Gotting, P.C., Michigan counsel to the Company. In rendering its opinion, Quarles & Brady LLP may also rely as to matters of Michigan law and the exempt status of the Company under the 1935 Act upon the opinion of Sally R. Bentley, Esq. or A. William Finke, Esq.

          (c) Opinion of Michigan Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Loomis, Ewert, Parsley, Davis & Gotting, P.C., Michigan counsel for the Company, to the effect set forth in Exhibit A-3 hereto, in form and substance satisfactory to the Representatives and to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters and to such further effect as the Representatives and counsel to the Underwriters may reasonably request.

          (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters with respect to such matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States (except as to the 1935 Act, as to which they may rely on the opinion of Sally R. Bentley, Esq.) and the General Corporation Law of the State of Delaware, upon the opinions of counsel for the Company, including such counsel referred to above in Sections 5(b) and 5(c) hereof, or other counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Trustee and public officials.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent public accountants for the Company at which conferences the contents of the Prospectus and the Registration Statement and related matters were discussed, and that given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of a Registration Statement, such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except as otherwise indicated in such letter). Such counsel shall

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                                      -12-


     further state that, on the basis of the foregoing, no facts have come to their attention that lead them to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel express no comment with respect to the Form T-1 or the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting and other records of the Company set forth or referred to in the Registration Statement or the Prospectus).

          (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries, if any, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer, chief accounting officer or treasurer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects, with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the knowledge of such officers, contemplated by the Commission.

          (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received letter(s) dated such date from the Company's independent public accountants/1/ (other than Arthur Andersen LLP) for the

-----------------------
1 Accountants (other than Arthur Andersen) shall provide comfort to the extent they have provided audit opinions for fiscal years required to be included in the Prospectus and Prospectus Supplement in accordance with Regulations S-X.

     periods covered by their respective reports included or incorporated by reference in the Registration Statement and the Prospectus (and the applicable interim periods), in form and substance satisfactory to the Representatives and substantially in the form of Exhibit B hereto (except for the letter to be delivered by Deloitte & Touche LLP for the year ended December 31, 2001 and the interim periods through September 30, 2002, which shall be substantially in the form of Exhibit C hereto) together with signed or reproduced copies of such letters for each of the other Underwriters and addressed to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from the Company's independent public accountants referred to in subsection (f) of this Section, letters dated as of the Closing Time, together with signed or reproduced copies of such letters for each of the other Underwriters and addressed to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (h) Maintenance of Rating. At Closing Time, the Securities shall be rated by each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., as set forth in Schedule B hereto. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

          (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on any such exchange or exchanges as are listed on Schedule B hereto, subject only to official notice of issuance.

          (j) Additional Documents. At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in
     Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

          (l) Chief Financial Officer's Certificate At the time of the execution of this Agreement and at Closing Time, the Representatives shall have received a certificate of the chief financial officer, chief accounting officer or treasurer of the Company substantially in the form of Exhibit D hereto.

          SECTION 6. Indemnification.


          (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (i) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) and (ii) such indemnity with respect to any Preliminary Prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased the Securities which are the subject thereof if such Underwriter did not send or deliver to such person a copy of the Prospectus (or the Prospectus, as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of the Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in any Preliminary Prospectus or the Prospectus was corrected in the Prospectus (or the Prospectus, as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the in demnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.


     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by an Underwriter in writing through the Representatives and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis (including any terrorist activity), the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited (other than to provide for an orderly market), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services shall have occurred.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in

Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such principal amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportion that its underwriting obligation hereunder bears to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

           SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the address set forth in Schedule B; notices to the Company shall be directed to it at 231 West Michigan Street, P.O. Box 2046, Milwaukee, Wisconsin 53201, attention of Treasurer.

     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

                                             Very truly yours,

                                             WISCONSIN ELECTRIC POWER COMPANY


                                             By:
                                                 ----------------------------
                                                 Name:
                                                 Title:


The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule B.

[REPRESENTATIVES]


By: ____________________________
    Name:
    Title:


[For themselves and the other
Underwriters named in Schedule A
to the foregoing Agreement]

                                   SCHEDULE A

                        WISCONSIN ELECTRIC POWER COMPANY

                                 Debt Securities
                                 ---------------
      Underwriter                                             Principal Amount
----------------------------------------------------------  --------------------
     [Underwriters] ......................................    $_________________
                                 Total ...................    $
                                                               =================

                                   SCHEDULE B

                        WISCONSIN ELECTRIC POWER COMPANY

                                 Debt Securities

Underwriting Agreement dated _____________________, 200_

Registration Statement No(s).  333-_______________

Title and Certain Terms of Securities:

       Title: ___________________________________

       Principal amount: $___________________

       Maturity: ____________________________

       Interest Rate: _______%

       Interest Payment Dates: ________ and ________, commencing ________, 200__

       Sinking Fund:  None

       Redemption Provisions:

       Listing:  None

       Purchase Price:_____% of principal amount, plus accrued interest, if any, from ____________, 200__.

       Expected Reoffering Price: _____% of principal amount, plus any such accrued interest, subject to change by the Representatives.

General

       Rating: Moody's Investors Service, Inc.:
               Standard & Poor's Ratings Group:

       Closing Time and Location:

       _________, 200__ 8:30 A.M. (Central Time)

                  Offices of:

                  Quarles & Brady LLP
                  411 East Wisconsin
                  Milwaukee, WI  53202-4497

                  Settlement and Trading: Book-Entry Only via the Depository Trust Company ("DTC"). The Securities will trade in

                  DTC's Same Day Funds Settlement System.

                  Payment Method:  Wire transfer of immediately available funds.

                  Notices: Notices to be given to the Underwriters should be directed to the Representatives as follows:

                  Copies to:

                           [Representatives]

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                                                                    Exhibit A-1

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the "Underwriting Agreement") to which this Exhibit A-1 is attached.

     (i) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (ii) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the 1939 Act and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (iii) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Securities), the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and are entitled to the benefits of the Indenture.

     (iv) The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

     (v) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                                     A-1-1

     (vi) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, including any pro forma financial information and supporting schedules included therein or omitted therefrom and the Statement of Eligibility on Form T-1 of the Trustee, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act.

     (vii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

     (viii) All requisite approvals of the PSCW for the execution and delivery of the Indenture and the issuance and sale by the Company of the Securities to the Underwriters under the Underwriting Agreement have been obtained; and the Securities have been issued and sold to the Underwriters by the Company in conformity with the order of such commission issued with respect thereto. We know of no other approvals of regulatory authorities required in connection with the foregoing matters, other than approvals which may be required under state securities laws.

     (ix) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     We have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent public accountants for the Company at which conferences the contents of the Prospectus and the Registration Statement and related matters were discussed. Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of a Registration Statement, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except as otherwise indicated above). On the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the Form T-1 or the financial statements, including the

                                     A-1-2
notes thereto, or any other financial or statistical data found in or derived from the internal accounting and other records of the Company set forth or referred to in the Registration Statement or the Prospectus).

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, representatives of the Trustee and public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Wisconsin and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives, including in the case of Michigan law, upon the opinion of Loomis, Ewert, Parsley, Davis & Gotting, P.C., Michigan counsel to the Company. Such counsel may rely on the opinion of Sally R. Bentley, Esq. or A. William Finke, Esq. as to matters of Michigan law and the exempt status of the Company under the 1935 Act. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                     A-1-3

                                                                     Exhibit A-2

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the "Underwriting Agreement") to which this Exhibit A-2 is attached.

     (i) The Company has been duly incorporated and is validly existing as a corporation in active status under the laws of the State of Wisconsin.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement.

     (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (iv) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the 1939 Act and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (v) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Securities), the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and are entitled to the benefits of the Indenture.

     (vi) The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

                                     A-2-1

     (vii) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (viii) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, including any pro forma financial information and supporting schedules included therein or omitted therefrom and the Form T-1, as to which I express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act.

     (ix) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

     (x) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (xi) All descriptions in the Registration Statement of written contracts and other documents to which the Company is a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (xii) To the best of my knowledge, the Company is not in violation of its charter or by-laws and no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (xiii) All requisite approvals of the PSCW for the execution and delivery of the Indenture and the issuance and sale by the Company of the Securities to the Underwriters under the Underwriting Agreement have been obtained; and the Securities have been issued and sold to the Underwriters by the Company in conformity with the order of such commission

                                      A-2-2
issued with respect thereto. I know of no other approvals of regulatory authorities required in connection with the foregoing matters, other than approvals which may be required under state securities laws.

     (xiv) The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches, similar events or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

     (xv) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     (xvi) The Company is exempt from the provisions of the 1935 Act, except
Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies.

     I have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent public accountants for the Company at which conferences the contents of the Prospectus and the Registration Statement and related matters were discussed. Given the character of determinations involved in the preparation of a Registration Statement, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except as otherwise indicated above). On the basis of the foregoing, no facts have come to my attention that lead me to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

                                      A-2-3

(it being understood that I express no comment with respect to the Form T-1 or the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting and other records of the Company set forth or referred to in the Registration Statement or the Prospectus).

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent such counsel deems proper, on certificates of responsible officers of the Company, representatives of the Trustee and public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Wisconsin and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives, including, in the case of Michigan law, upon the opinion of Loomis, Ewert, Parsley, Davis & Gotting, P.C., Michigan counsel to the Company. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                      A-2-4

                                                                     Exhibit A-3

                  FORM OF OPINION OF COMPANY'S MICHIGAN COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

     Capitalized terms used herein have the same definitions as set forth in the underwriting agreement to which this Exhibit A-3 is attached.

     (i) No consent, approval or withholding of objection by the Michigan Public Service Commission ("Commission") is required for the issuance under the Indenture and sale by the Company of the Securities to you pursuant to the Underwriting Agreement. Under the Michigan Utility Securities Act 1909 PA 144, as amended; MCL 460.301 et seq.; MSA 22.101 et seq., the Company formerly would have been required to file an application with the Commission, and obtain an order from the Commission approving the issuance and sale of the Securities. The Michigan Utility Securities Act was repealed in its entirety on December 27, 1995 by 1995 PA 246. With the repeal of the Michigan Utility Securities Act, no other provision of Michigan law requires Commission consent, approval or withholding of objection for the issuance of securities. No approvals of the Commission were required for the execution and delivery of the Indenture under former current law.

     (ii) The Company was validly authorized on December 6, 1977 to transact business or conduct affairs in the State of Michigan, and holds a valid certificate of authority to transact business or conduct affairs in the State of Michigan. As of the date hereof, the Company remains in good standing and is duly authorized to transact business or conduct affairs in the State of Michigan.

     Such opinion shall state that Sally R. Bentley, Esq. or A. William Finke, Esq.; Quarles & Brady, LLP; and Cahill Gordon & Reindel may rely upon such opinion as to all matters of Michigan law addressed therein as fully as if such opinion were addressed to them.


                                     A-3-1

                                                                       Exhibit B

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)

(1) We are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

(2) In our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the related rules and regulations thereunder.

(3) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim financial statements of the Company for the [three month periods ended March 31, 200_ and 200_, the three and six month periods ended June 30, 200_ and 200_ and the three and nine month periods ended September 30, 200_ and 200_] included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q Financials"), a reading of the latest available unaudited interim financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and the Audit Committee of the Company's Board of Directors since _____________, 200__, inquiries of certain officials of the Company responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the description of relevant periods and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

               (A) the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles; and

               (B) with respect to the period from _____, _____ to _____, _____, there was any change, increase or decrease in the common stock and other paid-in capital, long-term debt and retained earnings of the Company and its subsidiaries, if any, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur, except ___________;

(4) Based upon the procedures set forth in clause (3) above, a reading of the unaudited financial statements of the Company for the most recent period that have not been included in the Registration Statement and a review of such financial statements in accordance with SAS No. 71, nothing came to our attention that caused us to believe that the unaudited amounts for net sales, net earnings or retained earnings of the Company for the most recent period do not agree with the amounts set forth in the unaudited financial statements for that period or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements.

(5) [we are unable to and do not express any opinion on the Pro Forma Combining Statement of Operations (the "Pro Forma Statement") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

               (A)  read the Pro Forma Statement;

               (B) performed a review in accordance with SAS No. 71 of the financial statements to which the pro forma adjustments were applied;

               (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

               (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement;

     on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.]

(6) In addition to the procedures referred to in clause (3) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

                                                                       Exhibit C

            ALTERNATE FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO
                                  SECTION 5(e)

(1) Since the date of our engagement by the Company on ___________, 2002, we are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the SEC).

(2) We have not audited any financial statements of the Company as of any date or for any period. Therefore, we are unable to and do not express any opinion on the Company's financial position, results of operations or cash flows as of any date or for any period.

(3) For purposes of this letter, we have read the 2002 minutes of meetings of the stockholders, the board of directors and the committees of the board of directors of the Company as set forth in the minutes books at _____________, 2002, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to ______________, 2002, as follows (our work did not extend to the period from ______________, 2002 to _______________, 2002, inclusive):

          a. With respect to the three month and nine month periods ended September 30, 2002, we have--

               (i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed balance sheet as of September 30, 2002 and unaudited condensed statements of income and cash flows for the three month and nine month periods ended September 30, 2002 included in the Registration Statement.

               (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed financial statements referred to in a (i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

          b. With respect to the period from October 1, 2002 to _____________, 2002, we have--

          (i) Read the unaudited financial statements of the Company and subsidiaries for _______________ of 2002 furnished us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to ________________, 2002 were available.

          (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited financial statements included in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

     (4) Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that--

     a. (i) Any material modifications should be made to the unaudited condensed financial statements described in (3)a(i) and included in the Registration Statement for them to be in conformity with accounting principles generally accepted in the United States of America.

          (ii)The unaudited condensed financial statements described in (3)a(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

     b. (i) At _______________, 2002, there was any change in the common stock equity, increase in long-term debt or decrease in total assets or shareholders' equity of the Company as compared with amounts shown in the September 30, 2002 unaudited condensed balance sheet included in the Registration Statement, or

          (ii)For the period from October 1, 2002 to _____________, 2002, there were any decreases, as compared to the corresponding period in the preceding year, in operating income, or in the total or per-share amounts of income before taxes or of income available for common shareholders, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur except ________________.

     (5) As mentioned in (3)b, Company officials have advised us that no financial statements as of any date or for any period subsequent to _____________, 2002 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after ______________, 2002, have, of necessity been even more limited than those with respect to the periods referred to in (3). We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at __________________, 2002, there was any change in the common stock equity, increase in long-term debt or any decrease in total assets or shareholders' equity of the companies as compared with amounts shown on the September 30, 2002 unaudited condensed balance sheet included in the Registration Statement or (b) for the period from October 1, 2002 to _________________, 2002, there were any decreases, as compared with the corresponding period in the preceding year, in operating income or in the total or per-share amounts of income before taxes or of income available for common shareholders. On the basis of these inquiries and our reading of the minutes as described in (3), nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur, except ________________.

(6) In addition to the procedures referred to in clause (3) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

                                                                       Exhibit D

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

                  I,           ,           of the Company, hereby certify that I
have read each of the items marked on the attached copy of the Prospectus, dated ___________, _____ and the documents incorporated by reference therein and have:

     1. compared each such item with the corresponding amount, or recomputed such item based upon amounts or percentages, included in the Company's financial statements and notes thereto or in schedules or reports derived from the accounting records of the Company for the applicable periods and found them to be in agreement; and

     2. verified the accuracy of such other amounts, percentages, numerical data and financial information appearing in the Prospectus as may be reasonably requested by the Representatives and specifically enumerated in this certificate.